EXHIBIT 24

THE LUBRIZOL CORPORATION

POWER OF ATTORNEY

Each person whose name is signed below has made, constituted and appointed, and does hereby make, constitute and appoint, JAMES L. HAMBRICK, CHARLES P. COOLEY and LESLIE M. REYNOLDS as his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as a director or officer or both, as the case may be, of The Lubrizol Corporation to this registration statement on Form S-8, including any and all amendments, post-effective amendments or modifications to such Form S-8, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in connection with any such filing, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney, which may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute but one and the same instrument, has been signed as of the 29th day of June, 2010.

/s/ James L. Hambrick	/s/ Michael J. Graff
James L. Hambrick Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Michael J. Graff Director

/s/ Charles P. Cooley	/s/ Gordon D. Harnett
Charles P. Cooley	Gordon D. Harnett
Sr. Vice President and Chief Financial Officer	Director
(Principal Financial Officer)

/s/ W. Scott Emerick	/s/ Dominic J. Pileggi
W. Scott Emerick	Dominic J. Pileggi
Corporate Controller	Director
(Principal Accounting Officer)

/s/ Robert E. Abernathy	/s/ James E. Sweetnam
Robert E. Abernathy	James E. Sweetnam
Director	Director

/s/ Edward P. Campbell	/s/ Harriett Tee Taggart
Edward P. Campbell	Harriett Tee Taggart
Director	Director

/s/ Forest J. Farmer, Sr.	/s/ Phillip C. Widman
Forest J. Farmer, Sr.	Phillip C. Widman
Director	Director